                                                      Exhibit 99.1

                                                      Exhibit to Annual Report
                                                      on Form 10-K of
                                                      Angelica Corporation



                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                ---------------

                                   Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


      For the fiscal year ended   December 31, 1995
                               -------------------
                                 OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


      For the transition period from --------------to---------------


      Commission file number   1-5674
                            ----------------------------------------


   A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                         THE ANGELICA CORPORATION
                         RETIREMENT SAVINGS PLAN


   B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                             ANGELICA CORPORATION
                           424 South Woods Mill Road
                      Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

   (a)   Financial Statements.                                 Pages of this
         --------------------                                  -------------
                                                               Form 11-K
                                                               ---------

         Report of Independent Public Accountants                  5

         Statement of Net Assets Available for                     6-7
         Plan Benefits - December 31, 1995 and
         December 31, 1994

         Statement of Changes in Net Assets                        8
         Available for Plan Benefits - Fiscal
         Year ended December 31, 1995

         Notes to Financial Statements                             9-11

         Schedule I                                                12

         Schedule II                                               13


   (b)   Exhibits.
         --------

         23. Consent of Independent Public Accountants.

      THE ANGELICA CORPORATION
      RETIREMENT SAVINGS PLAN

      FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      AS OF DECEMBER 31, 1995 AND 1994
      TOGETHER WITH AUDITORS' REPORT

                        THE ANGELICA CORPORATION
                        ------------------------

                        RETIREMENT SAVINGS PLAN
                        -----------------------


          FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          -----------------------------------------------

                    DECEMBER 31, 1995 AND 1994
                    --------------------------


                        TABLE OF CONTENTS
                        -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits--December 31, 1995 Statement of Net Assets Available for Plan Benefits--December 31, 1994 Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1995

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
               Purposes--December 31, 1995
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Retirement Savings Plan (the Plan) as of December 31, 1995 and 1994, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                      /s/ Arthur Andersen LLP


St. Louis, Missouri,
   April 2, 1996

                          THE ANGELICA CORPORATION
                          ------------------------

                          RETIREMENT SAVINGS PLAN
                          -----------------------


           STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
           ---------------------------------------------------

                            DECEMBER 31, 1995
                            -----------------


                                                                                           Investment Funds
                                                                      ---------------------------------------------------------
                                                                                                                      Directed
                                                                       Company                       Interest         Purchase
                                                                        Stock      Mutual             Income           of Life
                                                     Total              Fund        Fund               Fund           Insurance
                                                --------------        ---------  -----------       -------------      ---------
                   ASSETS
                   ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock             $      903,250        $ 903,250  $      -          $       -           $  -
  American Balanced Fund                               548,021             -         548,021               -              -
  Massachusetts Capital Development Fund               442,317             -         442,317               -              -
  Washington Mutual Investors Fund                   5,743,910             -       5,743,910               -              -
  Commonwealth Life Insurance Company
    Group Annuity Contract                           2,051,926             -            -             2,051,926           -
  Hartford Life Insurance Company Group
    Annuity Contract                                 4,876,061             -            -             4,876,061           -
  LaSalle National Income Plus Fund                  2,736,791             -            -             2,736,791           -
  Society National Bank MGD GIC Fund                 9,528,757             -            -             9,528,757           -
  Loans to participants                              1,340,431             -            -             1,340,431           -
  Boatmen's Employee Benefit
    Short-Term Fund                                    232,598           10,283       54,641            165,120          2,554
                                                --------------        ---------  -----------       ------------        -------
                                                    28,404,062          913,533    6,788,889         20,699,086          2,554

OTHER ASSETS:
  Contributions receivable (including
    employer's contributions of $16,790)               140,826            7,654       39,883             91,379          1,910
  Interest and dividends receivable                    413,156           10,586      401,865                705           -
  Loan payments receivable                              14,967             -            -                14,967           -
  Other receivables                                      2,093             -            -                 2,093           -
                                                --------------        ---------  -----------       ------------        -------
    Total assets                                    28,975,104          931,773    7,230,637         20,808,230          4,464
                                                --------------        ---------  -----------       ------------        -------

                 LIABILITIES
                 -----------
LIABILITIES:
  Premiums payable                                       4,464             -            -                  -             4,464
  Other payables                                        85,052               14       16,693             68,345           -
                                                --------------        ---------  -----------       ------------        -------
     Total liabilities                                  89,516               14       16,693             68,345          4,464
                                                --------------        ---------  -----------       ------------        -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS          $   28,885,588        $ 931,759  $ 7,213,944       $ 20,739,885        $  -
                                                ==============        =========  ===========       ============        =======



                                   The accompanying notes are an integral part of this statement.


                                  THE ANGELICA CORPORATION
                                  ------------------------

                                   RETIREMENT SAVINGS PLAN
                                   -----------------------


                    STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                    ---------------------------------------------------

                                    DECEMBER 31, 1994
                                    -----------------


                                                                                     Investment Funds
                                                                    --------------------------------------------------------
                                                                                                                    Directed
                                                                      Company                       Interest        Purchase
                                                                       Stock       Mutual            Income          of Life
                                                      Total            Fund         Fund              Fund          Insurance
                                                 -------------      -----------  -----------       ------------     ---------
                      ASSETS
                      ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock              $   1,279,922      $ 1,279,922  $      -          $       -         $  -
  American Balanced Fund                               157,964             -         157,964               -            -
  Massachusetts Capital Development Fund               385,485             -         385,485               -            -
  Washington Mutual Investors Fund                   3,567,531             -       3,567,531               -            -
  General American Life Insurance
    Company Group Annuity Contract                   5,884,545             -            -             5,884,545         -
  Hartford Life Insurance Company
    Group Annuity Contract                           4,558,070             -            -             4,558,070         -
  LaSalle National Income Plus Fund                  1,375,337             -            -             1,375,337         -
  Society National Bank MGD GIC Fund                 6,016,199             -            -             6,016,199         -
  Loans to participants                              1,238,295             -            -             1,238,295         -
  Boatmen's Employee Benefit
    Short-Term Fund                                    199,094           27,843       24,573            144,583        2,095
                                                 -------------      -----------  -----------       ------------      -------
                                                    24,662,442        1,307,765    4,135,553         19,217,029        2,095
OTHER ASSETS:
  Cash on deposit with Trustee                          35,309             -            -                35,309         -
  Contributions receivable (including
    employer's contributions of $18,390)               150,331           10,044       29,849            107,828        2,610
  Interest and dividends receivable                    175,897           11,095      164,003                799         -
  Loan payments receivable                              24,773             -            -                24,773         -
  Other receivables                                     34,304             -            -                34,304         -
                                                 -------------      -----------  -----------       ------------      -------
       Total assets                                 25,083,056        1,328,904    4,329,405         19,420,042        4,705
                                                 -------------      -----------  -----------       ------------      -------

                  LIABILITIES
                  -----------

LIABILITIES:
  Premiums payable                                       4,705             -            -                  -           4,705
  Other payables                                        74,558           32,025        4,530             38,003         -
                                                 -------------      -----------  -----------       ------------      -------
       Total liabilities                                79,263           32,025        4,530             38,003        4,705
                                                 -------------      -----------  -----------       ------------      -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS           $  25,003,793      $ 1,296,879  $ 4,324,875       $ 19,382,039      $  -
                                                 =============      ===========  ===========       ============      =======



                                   The accompanying notes are an integral part of this statement.


                                 THE ANGELICA CORPORATION
                                 ------------------------

                                 RETIREMENT SAVINGS PLAN
                                 -----------------------


           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
           --------------------------------------------------------------

                        FOR THE YEAR ENDED DECEMBER 31, 1995
                        ------------------------------------


                                                                                     Investment Funds
                                                                    --------------------------------------------------------
                                                                                                                    Directed
                                                                      Company                       Interest        Purchase
                                                                       Stock       Mutual            Income          of Life
                                                      Total            Fund         Fund              Fund          Insurance
                                                 -------------      -----------  -----------       ------------     ---------
ADDITIONS:
  Participant contributions                     $  2,908,508      $   180,169    $   780,088       $  1,892,042     $ 56,209
  Employer contributions                             484,363           32,394        111,114            340,855         -
  Interest income                                  1,393,393            1,405          1,354          1,390,634         -
  Dividend income                                    576,561           43,142        533,419               -            -
  Interfund transfers                                   -            (210,675)       436,350           (225,675)        -
  Rollovers                                           26,975           12,477          3,176             11,322         -
  Change in unrealized appreciation of
    investments                                      885,692         (290,804)     1,176,496               -            -
  Net realized gain (loss) on sale of
    investments                                       66,175          (45,478)       111,653               -            -
  Other receipts                                        (521)           1,435           -                (1,956)        -
                                                ------------      -----------    -----------       ------------      -------
       Total additions                             6,341,146         (275,935)     3,153,650          3,407,222       56,209
                                                ------------      -----------    -----------       ------------      -------
DEDUCTIONS:
  Participant withdrawals                          2,403,142           89,185        264,581          2,049,376         -
  Life insurance premiums                             56,209             -              -                  -          56,209
                                                ------------      -----------    -----------       ------------      -------
       Total deductions                            2,459,351           89,185        264,581          2,049,376       56,209
                                                ------------      -----------    -----------       ------------      -------
       Net increase (decrease)                     3,881,795         (365,120)     2,889,069          1,357,846         -

NET ASSETS AVAILABLE FOR PLAN
 BENEFITS AT BEGINNING OF YEAR                    25,003,793        1,296,879      4,324,875         19,382,039         -
                                                ------------      -----------    -----------       ------------      -------
NET ASSETS AVAILABLE FOR PLAN
 BENEFITS AT END OF YEAR                        $ 28,885,588      $   931,759    $ 7,213,944       $ 20,739,885      $  -
                                                ============      ===========    ===========       ============      =======



                                   The accompanying notes are an integral part of this statement.


                        THE ANGELICA CORPORATION
                        ------------------------

                        RETIREMENT SAVINGS PLAN
                        -----------------------


       NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
       --------------------------------------------------------

                      DECEMBER 31, 1995 AND 1994
                      --------------------------


1.    DESCRIPTION OF PLAN:
      --------------------

The following description of The Angelica Corporation Retirement Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan documents.

General
- -------

The Plan, as amended and restated, was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time employees who are residents of the United States and who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
- -------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of 1/4 of 1% for each 1% (up to a maximum of 6%) of the total amount of compensation deferred by the participant per year, provided that the maximum amount of matching contribution on behalf of any one participant will be $600.

Vesting
- -------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
- --------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1995 and 1994, the Plan had $674,167 and $337,648, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan was made. All loans must be secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
- -------------------

The investment programs of the Plan are as follows:

      Upon enrollment or reenrollment, each participant shall direct that his or her contributions be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

      Company Stock Fund
         These funds are invested in Angelica Corporation Common Stock.

      Mutual Fund
         Each participant may choose to invest in the American Balanced
         Fund and/or the Washington Mutual Investors Fund. Participants may no longer make contributions into the Massachusetts Capital Development Fund but are not required to transfer their account balances elsewhere.

      Interest Income Fund
         This fund is invested in group annuity contracts with Commonwealth Life Insurance Company, Hartford Life Insurance Company, LaSalle National Bank and Society National Bank.

      Directed Purchase of Life Insurance
         Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to this fund as of October 31, 1989, are allowed to continue contributions in the future.

The number of participants with an account balance in each fund at December 31, 1995, was as follows:

     Company Stock Fund                                                      480
     American Balanced Fund                                                  229
     Massachusetts Capital Development Fund                                   63
     Washington Mutual Investors Fund                                        569
     Interest  Income Fund                                                 2,059
     Directed Purchase of Life Insurance                                     133
     Loans to participants                                                    63

The total number of participants in the Plan was less than the sum of the number of participants shown above because some were participating in more than one fund.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
      -------------------------------------------

Basis of Accounting
- -------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

3.    INVESTMENTS:
      ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1995 and 1994, are as follows (in thousands):

     December 31, 1995:
        Washington Mutual Investors Fund                                  $5,744
        Commonwealth Life Insurance Company Group Annuity Contract         2,052
        Hartford Life Insurance Company Group Annuity Contract             4,876
        LaSalle National Income Plus Fund                                  2,737
        Society National Bank MGD GIC Fund                                 9,529

     December 31, 1994:
        Angelica Corporation Common Stock                                 $1,280
        Washington Mutual Investors Fund                                   3,568
        General American Life Insurance Company Group Annuity Contract     5,885
        Hartford Life Insurance Company Group Annuity Contract             4,558
        LaSalle National Income Plus Fund                                  1,375
        Society National Bank MGD GIC Fund                                 6,016

4.    INCOME TAX STATUS:
      ------------------

The Company has received a determination letter dated August 31, 1994, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.    TERMINATION OF THE PLAN:
      ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date. While the Company has no plans to terminate the Plan, the Tax Credit portion of the Company Stock Fund was rolled into a separate plan, The Angelica Corporation Tax Credit Employee Stock Ownership Plan (PAYSOP) and simultaneously terminated. The Company received an IRS determination letter dated May 25, 1994, stating that this termination does not affect the tax exempt status of the Plan.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate for the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                   SCHEDULE I




                             THE ANGELICA CORPORATION
                             ------------------------

                             RETIREMENT SAVINGS PLAN
                             -----------------------

         ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
         ----------------------------------------------------------

                                DECEMBER 31, 1995
                                -----------------

                                                                       Number of
                                                                       Shares or
                                                                       Principal
                                                                        Amount               Cost          Fair Value
                                                                      ------------       -------------   --------------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock                                         44,061       $   1,168,668   $      903,250
  Boatmen's Employee Benefit Short-Term Fund                          $     10,283              10,283           10,283
                                                                                         -------------   --------------
                                                                                             1,178,951          913,533
                                                                                         -------------   --------------
MUTUAL FUND:
  American Balanced Fund                                                38,729.385             524,468          548,021
  Massachusetts Capital Development Fund                                37,044.942             418,671          442,317
  Washington Mutual Investors Fund                                     261,443.320           4,668,445        5,743,910
  Boatmen's Employee Benefit Short-Term Fund                          $     54,641              54,641           54,641
                                                                                         -------------   --------------
                                                                                             5,666,225        6,788,889
                                                                                         -------------   --------------
INTEREST INCOME FUND:
  Commonwealth Life Insurance Company Group Annuity Contract          $  2,051,926           2,051,926        2,051,926
  Hartford Life Insurance Company Group Annuity Contract              $  4,876,061           4,876,061        4,876,061
  LaSalle National Income Plus Fund                                   $  2,736,791           2,736,791        2,736,791
  Society National Bank MGD GIC Fund                                  $  9,528,757           9,528,757        9,528,757
  Boatmen's Employee Benefit Short-Term Fund                          $    165,120             165,120          165,120
  Loans to participants, interest ranging from 6.5% to
    10.5%                                                             $  1,340,431           1,340,431        1,340,431
                                                                                         -------------   --------------
                                                                                            20,699,086       20,699,086
                                                                                         -------------   --------------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's Employee Benefit Short-Term Fund                          $      2,554               2,554            2,554
                                                                                         -------------   --------------
       Total investments                                                                 $  27,546,816   $   28,404,062
                                                                                         =============   ==============



                                 The accompanying notes are an integral part of this schedule.


                                                                    SCHEDULE II





                                    THE ANGELICA CORPORATION
                                    ------------------------

                                     RETIREMENT SAVINGS PLAN
                                     -----------------------


                        ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                        -------------------------------------------------

                             FOR THE YEAR ENDED DECEMBER 31, 1995 <Fa>
                             -----------------------------------------

                                                   Purchases                                   Sales
                                           -------------------------- --------------------------------------------------------
                                             Number of      Purchase    Number of                     Cost of           Net
Description of Asset                       Transactions      Price    Transactions  Sales Price        Assets           Gain
- --------------------                       ------------  ------------ ------------ -------------    -------------     --------
Washington Mutual
 Investors Fund                                  27      $  1,624,528       19     $     636,601    $     535,248     $101,353

LaSalle National
 Income Plus Fund                                12         1,585,190        8           245,028          245,028         -

American Funds
 Cash Management Fund                            25           648,603       25           648,603          648,603         -

Society National
 Bank MGD GIC Fund                               12         3,779,084       13           759,794          759,794         -

Boatmen's Employee
 Benefit Short-Term Fund                        272        13,695,747      202        13,673,107       13,673,107         -

<Fa>  Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.


                                    The accompanying notes are an integral part of this schedule.


                                                               Exhibit 23
                                                               of 11-K


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


   As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Retirement Savings Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-5524.



                                                     /s/ Arthur Andersen LLP
                                                     ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 23, 1996

                                    -14-